                                                              Exhibit 4(e)
================================================================================


                         Registration Rights Agreement

                          Dated As of December 7, 1998

                                     among

                                Case Corporation

                                      and

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             Chase Securities Inc.
                     Credit Suisse First Boston Corporation
                     NationsBanc Montgomery Securities LLC
                           Salomon Smith Barney Inc.


================================================================================

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into this 7th day of December, 1998, among Case Corporation, a Delaware corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated December 2, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for, among other things, the sale by the Company to the Initial Purchasers of an aggregate of $300 million aggregate principal amount of the Company's 6.25% Notes due December 1, 2003 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1.  Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan in the City of New York.

          "Effectiveness Date" shall mean the date that the Exchange Offer Registration Statement is declared effective under the 1933 Act.

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2.1 hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

          "Exchange Securities" shall mean the 6.25% Notes due December 1, 2003 issued by the Company under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

          "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

          "Indenture" shall mean the Indenture relating to the Securities, dated as of July 31, 1995, between the Company and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

          "Issue Date" shall mean the date on which the Securities are originally issued under the Indenture.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

          "Participating Broker-Dealer" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

          "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.

          "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer and are thereafter freely tradable by the holder thereof (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limita-tion: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of Cahill, Gordon &Reindel, special counsel representing the Holders of Registrable Securities and (ix) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Securities" shall have the meaning set forth in the preamble.

          "Shelf Registration" shall mean a registration effected pursuant to
     Section 2.2 hereof.

          "Shelf Registration Statement" shall mean a shelf registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

     2.  Registration Under the 1933 Act.

     2.1. Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, not later than 135 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities, of a like principal amount of Exchange Securities, (B) use its reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Date, (C) use its reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable efforts to cause the Exchange Offer to be consummated not later than 45 days following the Effectiveness Date. The Exchange Securities will be issued under the Indenture. Upon the Effectiveness Date, the Company shall, within the agreed-upon time limits, commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     In connection with the Exchange Offer, the Company shall:

          (a) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer at the option of the Company or if required by applicable law) (such period referred to herein as the "Exchange Period");

          (c) utilize the services of the Depositary for the Exchange Offer;

          (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m. (New York City Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

          (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

          (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     As soon as practicable after the close of the Exchange Offer, the Company shall:

            (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

            (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

            (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

     Interest on each Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the Issue Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any ex-change by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have made certain customary representations, including representations that (a) such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act,
(b) that such Holder is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account (unless it agrees to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities), (c) that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and (d) any such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental entity with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer. To the extent permitted by law, the Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

     2.2. Shelf Registration. In the event that (i) any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC do not permit the Company to effect the Exchange Offer as contemplated by
Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 45 days after the Effectiveness Date (provided that if the Exchange Offer Registration Statement shall be declared effective after such 180-day period or if the Exchange Offer shall be consummated after such 45-day period, then the Company's obligations under this clause (ii) arising from failure of the Exchange Offer Registration Statement to be declared effective within such 180-day period or failure of the Exchange Offer to be consummated within such 45-day period, respectively, shall terminate), (iii) upon the request of any Initial Purchaser made within 90 days after consummation of the Exchange Offer with respect to any Registrable Securities which it acquired directly from the Company and, with respect to other Registrable Securities held by it, if such Initial Purchaser is not permitted, in the reasonable opinion of counsel with a national securities law reputation to such Initial Purchaser, pursuant to applicable law or applicable interpretations of the Staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the 1933 Act and applicable blue sky or state securities laws or (iv) if a Holder is not permit-ted by applicable law to participate in the Exchange Offer based upon written advice of counsel with a national securities law reputation to the effect that such Holder may not be legally able to participate in the Exchange Offer or does not receive Exchange Securities pursuant to the Exchange Offer which are fully tradeable by the Holder without restriction under the 1933 Act and under applicable blue sky or state securities laws, then in case of each of clauses
(i) through (iv) the Company shall, at its cost:

          (a) No later than the later of (i) 180 days after the Issue Date and
     (ii) 60 days after the obligation to file arises pursuant to this Section 2.2, file with the SEC, and thereafter shall use its reasonable efforts to cause to be declared effective no later than 60 days after the date such Shelf Registration Statement is filed, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

          (b) Subject to Section 2.4(b), use its reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years (or one year in the case of a request solely by an Initial Purchaser) from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities.

          (c) Notwithstanding any other provisions hereof, use its reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto, at the time each such registration statement or amendment thereto becomes effective, and any Prospectus, as of the date thereof, forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
     (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time) (each as of the date thereof), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, provided that clauses (ii) and (iii) in this paragraph shall not apply to any information provided by the Initial Purchasers or any Holder.

     The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     The Company shall not be required to include any Registrable Securities of a Holder in any Shelf Registration Statement pursuant to this Agreement unless such Holder (i) fur-nishes to the Company, within 20 business days after receipt by such Holder of a request therefor, such information as the Company may reasonably request for use in connection with such Shelf Registration Statement and (ii) agrees in writing to be bound by this Agreement, including the indemnification provisions.

     2.3. Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2 hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

     2.4. Effectiveness. (a) The Company will be deemed not to have used its reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company voluntarily takes any affirmative action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law or (ii) such action or omission is taken or made by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company complies with the requirements of Section 3(k) hereof, if applicable.

          (b) The Company may suspend the availability of the Shelf
Registration Statement and the use of any Prospectus which is a part thereof and shall not be required to amend or supplement such Shelf Registration Statement
(i) for one period not to exceed 60 days in any six month period or (ii) for up to four periods not to exceed an aggregate of 90 days in any 12 month period, if such suspension is effected in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable.

          (c) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

     2.5. Interest. The Company agrees that in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 135th calendar day following the Issue Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th calendar day following the Issue Date, (c) the Exchange Offer is not consummated on or prior to the 45th calendar day following the Effectivness Date or (d) a Shelf Registration Statement is not filed on or prior to the deadline for such filing pursuant to Section 2.2(a) or is not declared effective on or prior to the 60th calendar day following the date of filing of the Shelf Registration Statement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Securities shall be increased ("Additional Interest") immediately upon occurrence of a Registration Default by one-quarter of one percent (0.25%) per annum with respect to the first 90-day period while one or more Registration Defaults is continuing, which rate will increase by one-quarter of one percent (0.25%) at the beginning of each subsequent 90-day period while one or more Registration Default is continuing, until all Registration Defaults have been cured, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.50%) per annum, and provided further that Additional Interest shall accrue only for those days that a Registration Default occurs and is continuing. Such Additional Interest shall be calculated based on a year consisting of 360 days comprised of twelve 30-day months. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate. Additional Interest shall not be payable with respect to the Registration Defaults described in clauses (a),
(b) and (c) above for any period during which a Shelf Registration Statement is effective and usable by the Holders.

     If the Shelf Registration Statement is unusable by the Holders for any reason, then the interest rate borne by the Securities will be increased by one-quarter of one percent (0.25%) per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.50%) per annum. Any amounts payable under this paragraph shall also be deemed

"Additional Interest" for purposes of this Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

     The Company shall notify the Trustee in writing within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

     Notwithstanding anything else contained herein, no Additional Interest shall be payable in relation to the applicable Shelf Registration Statement or the related prospectus if (i) such Additional Interest is payable solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited or, if required by the rules and regulations under the 1933 Act, quarterly unaudited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) for a period not to exceed an aggregate of 45 days in any calendar year, other material events or developments with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential. Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest with respect to the Securities to Holder if the failure arises from the Company's failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Section 2 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained herein to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

     3.  Registration Procedures.

     In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

          (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall, at the time of effectiveness, comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the requirements of Regulation S-T under the Securities Act, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with
     Section 2 hereof;

          (b) subject to the limitations contained in the fourth paragraph of
     Section 2.5, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar provision then in effect under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating BrokerDealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably re-quest, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d) use its reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

          (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such notice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer Registration Statement, (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") on behalf of the Initial Purchasers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch on behalf of the Initial Purchasers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, (iv) use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the 1933 Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Securities and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

     (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

          (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of Mayer, Brown & Platt substantially in the form attached hereto as Exhibit A and (ii) an officers' certificate substantially in the form customarily delivered in a public offering of debt securities;

          (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities upon request, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), 3(e)(iii), 3(e)(v) and 3(e)(vi) hereof, use its reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified;

          (l) obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities in a form eligible for deposit with the Depositary;

          (m) (i) if not already qualified, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and
     (iii) execute, and use its reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, enter into agreements (including customary underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them (provided that such representations and warranties shall be substantially similar to those contained in the Purchase Agreement);

               (ii) obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) and counsel shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (provided that such opinions shall be substantially similar to those described in the Purchase Agreement);

               (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use reasonable efforts to have such letters addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings and such other matters as reasonably requested by such selling Holders and any underwriters;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

     The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (o) in the case of a (i) Shelf Registration, or (ii) Prospectus contained in an Exchange Offer pursuant to Section 2.1 which is required to be delivered under the

     1933 Act by a Participating Broker-Dealer who seeks to sell Exchange Securities, make available (at the office where normally kept and during normal business hours) for inspection by representatives of the Holders of the Registrable Securities and any such Participating Broker-Dealer, as the case may be, and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders, Participating Broker-Dealers or underwriters (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") reasonably requested by any such persons, and use reasonable efforts to have the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement or Prospectus, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; provided, that any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Registration Statement or Prospectus, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by law, and the Company shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such Holder and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault or action of such Holder, such Participating Broker-Dealer or any Inspector. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is necessarily under (i) or (ii) above, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and make such changes in any such document prior to the filing thereof as Merrill Lynch on behalf of the Initial Purchasers may reasonably request, and make the representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

            (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as Merrill Lynch on behalf of the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, or any underwriter;

          (q) in the case of a Shelf Registration, use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders; or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (r) in the case of a Shelf Registration, use its reasonable efforts to cause the Registrable Securities to be rerated by the appropriate rating agencies, if so reasonably requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

          (s) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11 (a) of the 1933 Act and Rule 158 thereunder;

          (t) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

          (u) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of

     Registrable Securities participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Securities and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

     In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, the Company shall be deemed to have used its reasonable efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its reasonable efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the

Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

     4.   Indemnification, Contribution.

          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter"), their respective affiliates, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of their respective directors, officers, employees and agents, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party, except to the extent otherwise expressly provided in Section 4(c) hereof), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Initial Purchaser, Holder or Underwriter (or any persons controlling such Initial Purchaser, Holder or Underwriter) (i) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Section 3(c) or 3(f)(A)(ii) hereof, as applicable, and any such untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus (or any amendment or supplement thereto) was corrected in the final Prospectus (or the final Prospectus as amended or supplemented) or (ii) if it resulted from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 2.4(b) or Sections 3(e)(ii), 3(e)(iii), 3(e)(v) and 3(e)(vi) hereof; provided, in each case, that Holders received prior notice of such suspension.

          (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and ex-penses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it reasonably considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 4 is for any reason unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, the Holders on another hand, and the Initial Purchasers on another hand, from the offering of the Securities, the Exchange Securities and the Registrable Securities (taken together) included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand, the Holders on another hand and the Initial Purchasers on another hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company from the offering of the Securities, the Exchange Securities and the Registrable Securities (taken together) included in such offering shall in each case be deemed to include the proceeds received by the Company in connection with the offering of the Securities pursuant to the Purchase Agreement. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Securities or Registrable Securities included in such offering.

     The relative fault of the Company on the one hand, the Holders on another hand, and the Initial Purchasers on another hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

     5.   Miscellaneous.

     5.1. Rule 144 and Rule 144A. So long as any of the Registrable Securities are outstanding, the Company will file with the Commission, to the extent then permitted by the Commission, the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company was subject to such Sections, and the Company will promptly provide to the Trustee copies of such reports and documents; provided, however, that if the Company is for any reason unable to make such filings it will make available, upon request, to any Holder of Registrable Securities or prospective purchaser of Registrable Securities the information specified in Rule 144A(d)(4) of the Securities Act.

     5.2. No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     5.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

     5.4. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

     5.5. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be con-clusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

     5.6. Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder. Other than the foregoing sentences, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Holders, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Securities, their respective affiliates, and the Company and their respective successors and the controlling persons, directors, officers, employees, and agents referred to in Section 4 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole benefit of the Initial Purchasers, the Holders and the Company and the other persons referenced by the preceding sentences and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              CASE CORPORATION


                              By: /s/ Peter Hong
                                  ----------------------------
                                  Name:
                                  Title:

Confirmed and accepted as of the
  date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.

By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By: /s/ Parker A. Weil
    -------------------------------------
    Name: Parker A. Weil
    Title: Vice President

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              CASE CORPORATION


                              By:
                                  --------------------------------
                                  Name:
                                  Title:

Confirmed and accepted as of the
  date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.

By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By: /s/ Parker A. Weil
    ------------------------------------
    Name: Parker A. Weil
    Title: Vice President

                                                                       Exhibit A

                           Form of Opinion of Counsel
                           --------------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Chase Securities Inc.
Credit Suisse First Boston Corporation
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1209

             RE:  Case Corporation 6.25% Notes due December 1, 2003

Ladies and Gentlemen:

     We have acted as special counsel for Case Corporation, a Delaware corporation (the "Company"), in connection with the sale by the Company to the Initial Purchasers (as defined below) of $4,000,000 aggregate principal amount of 6.25% Notes due December 1, 2003 (the "Notes") of the Company pursuant to the Purchase Agreement dated December 2, 1998 (the "Purchase Agreement") among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities Inc., Credit Suisse First Boston Corporation, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers") and the filing by the Company of an Exchange Offer Registration Statement on Form S-4 (File No. 333-____) filed with the Securities and Exchange Commission (the "Commission") on _________, 199_ (such Registration Statement, excluding the Statement of Eligibility on Form T-1 of the Trustee, is hereinafter referred to as the "Registration Statement") in connection with an Exchange Offer to be effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated December 7 1998 between the Company and the Initial Purchasers. This opinion is furnished to you pursuant to Section 3(f)(B) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations, warranties and agreements of the Company and the Initial Purchasers set forth in the Purchase Agreement and the statements set forth in certificates of public officials and officers of the Company, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties, agreements or statements. We have also participated on behalf of the Company in the preparation of the Registration Statement, the final Prospectus relating thereto (including [any amendment or supplement thereto and] all documents incorporated therein by reference) dated _________, 199_ filed with the Commission on _________, 199_ pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Act") (such Prospectus referred to herein as the "Prospectus").

     Based upon the foregoing, we are of the opinion that the Registration Statement (except for the financial statements and related schedules or other financial or [statistical] data included or incorporated by reference therein, as to which we are not called upon to express a belief), as of its effective date, and the Prospectus (except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which we are not called upon to express a belief), as of the date hereof, complied as to form in all material respects with the requirements of the Act and any applicable rules and regulations of the Commission promulgated under the Act.

     As indicated above, we have examined various documents and participated in conferences with representatives of the Company, its counsel and its accountants and with representatives of the Initial Purchasers, at which times the contents of the Registration Statement, the Prospectus and related matters were discussed. However, except as specifically noted above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Subject to the foregoing, we advise you that no facts have come to our attention that cause us to believe that the Registration Statement (except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which we are not called upon to express a belief), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein, as to which we are not called upon to express a belief), as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Our opinions expressed herein are limited to the federal laws of the United States.

     This opinion is furnished by us pursuant to Section 3(f)(B) of the Registration Rights Agreement and is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our specific prior written approval.

                                    Very truly yours,

                                    MAYER, BROWN & PLATT